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                                EXHIBIT 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation of our report, dated June 9, 1999, except for Note 5 as to which the date is June 30, 1999, and Note 15 as to which the date is July 2, 1999, with respect to the historical financial statements of Apio, Inc. included in this Current Report on Form 8-K/A dated December 2, 1999 in the previously filed registration statements of Landec Corporation on Form S-8 (Nos. 333-80313, 333-52339, 333-29103 and 333-06163)
and Form S-3 (No. 333-95531).

                                                       MCGLADREY & PULLEN, LLP


San Bernardino, California
February 14, 2000